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Exhibit 10.24


                           COMMERCIAL PROMISSORY NOTE

$15,000,000.00                                                   March ___, 2002


      FOR VALUE RECEIVED, Smith & Wesson Holding Corporation, a Nevada corporation having a chief executive office and principal place of business at 14500 Northsight, Suite 221, Scottsdale, Arizona (the "Borrower") promises to pay to the order of Banknorth, N.A. (the "Lender"), at Lender's office located at 1441 Main Street, Springfield, Massachusetts, or at such other place as Lender may designate in writing, the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00), plus interest from the date hereof, all as hereinafter set forth.

                                    INTEREST

      Interest from the date hereof on the unpaid principal balance from time to time outstanding shall accrue at a fixed rate of five and eighty-five one hundredths percent (5.85%) per annum. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

                                    REPAYMENT

      Principal and interest due Lender hereunder shall be repaid as follows:

      A. Commencing one (1) month from the date hereof and thereafter on the same day of each succeeding month for a period of twenty-four (24) months, monthly payments of interest only, in arrears, calculated at the above rate of interest upon the unpaid principal due hereunder.

      B. Commencing twenty-five (25) months from the date hereof and thereafter on the same day of each succeeding month for a period of one hundred twenty (120) months (and based upon an amortization period of ten (10) years), equal monthly payments of principal and interest in the amount of One Hundred Sixty Six Thousand Fifty Nine and 87/100 Dollars ($166,059.87).

      C. Any remaining unpaid principal, and all accrued interest thereon, shall be due and payable IN FULL twelve (12) years from the date hereof.

      Any payments received by Lender with respect to this Note prior to demand for payment, acceleration or maturity shall be applied first to any costs, expenses or charges due Lender from Borrower, second to any unpaid accrued interest hereunder, and third to the unpaid principal hereunder. Any payments received after demand for payment, acceleration or maturity shall be applied in such a manner as Lender shall determine.


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      If any payment required hereunder is more than ten (10) days past due (in addition to interest accruing hereunder), a late charge of six (6.00%) percent of the overdue payment shall be charged to Borrower and be immediately due and payable to Lender. Any payment having a due date falling on a Saturday, Sunday, or legal holiday shall be due and payable on the next business day and interest shall continue to accrue during the extended period.

      If any payment received by Lender with respect to this Note shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under federal or state law, or otherwise due any party other than Lender, then the obligation for which the payment was made shall not be discharged by the payment and shall survive as an obligation due hereunder, notwithstanding Lender's return to Borrower or any other party of the original of this Note or any other instrument evidencing the obligation for which payment was made.

      This Commercial Promissory Note is the Term Note referred to in, and is entitled to the benefits of, a Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"). The terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events. Borrower may prepay this Note from time to time in whole or part, provided it pays a prepayment premium as more fully described in the Loan Agreement. All prepayments (with prepayment defined herein as any payment of principal in advance of its due date) shall be applied against the principal payments due hereunder in the inverse order of their maturity.

      Any and all deposits or other sums at any time credited by, or due to Borrower or any endorser or Guarantor hereof from, Lender under any loan arrangement between Lender and Borrower, and any cash, instruments, securities or other property of Borrower, and of any endorser or Guarantor hereof, now or hereafter in the possession of Lender or any loan participant under any loan arrangement between Lender and Borrower, whether for safekeeping or otherwise, shall at all times constitute security (and hereby remain subject to a pledge and grant of a security interest by Borrower and/or any Guarantor or endorser hereof) for the payment of this Note and all other Obligations, whether now existing or hereafter arising, of Borrower to Lender and may, following the occurrence of an Event of Default and while it is continuing, be applied or set off against such Note or other obligations at any time, whether or not then due.

      This Note shall be in default, and all unpaid principal, interest, and other amounts due hereunder, shall, at Lender's option, be immediately due and payable, without prior notice, protest, or demand, upon the occurrence of an Event of Default, which is not cured or waived as allowed, only in accordance with the Loan Agreement. Default upon this Note shall also operate as a default upon all other Obligations of Borrower to Lender.

      Upon the occurrence of an Event of Default hereunder, interest on the unpaid principal balance hereof, and to the extent permitted by law, on any accrued but unpaid interest hereon, shall, at Lender's option, accrue at a rate (the "Default Rate") equal to the lesser of (a) the highest



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interest rate permitted by applicable law or (b) five percent (5%) per annum above the interest rate then in effect hereunder at the time of the Event of Default.

      Borrower, and each endorser and Guarantor hereof, hereby waives presentment, demand, notice and protest and also waives any delay on the part of the holder hereof. Each also assents to (i) any extension, or other indulgence (including, without limitation, any release or substitution of collateral or of any direct or indirect obligor) permitted by Lender with respect to this Note and/or any collateral given to secure this Note and (ii) any extension or other indulgence, as described above, with respect to any other obligation or any collateral given to secure such other obligation of Borrower or any endorser or Guarantor to Lender. A discharge or release of any party directly or indirectly liable hereon shall not discharge or otherwise affect the liability of any other party directly or indirectly liable hereon.

      No indulgence, delay, or omission by Lender in exercising or enforcing any of its rights or remedies hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver of the same default hereunder. No waiver of a default or of any other right or remedy hereunder, nor any modification of any provision of this Note, shall be enforceable unless it is in writing and signed by the party against whom the waiver or modification is to be enforced. All of Lender's rights and remedies hereunder and under any other related loan documents shall be cumulative and may be exercised singularly or concurrently, at Lender's sole and exclusive discretion.

      It is not intended under this Note to charge interest at a rate exceeding the maximum rate of interest permitted to be charged under applicable law, but if interest exceeding said maximum rate should be paid hereunder, the excess shall, at Lender's option, be (a) deemed a voluntary prepayment of principal not subject to the prepayment premium (if any) set forth in the Loan Agreement or
(b) refunded to Borrower.

      Borrower, and each endorser and Guarantor hereof, jointly and severally agree to pay on demand all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by Lender in connection with the protection and/or enforcement of any of Lender's rights or remedies against Borrower or any such endorser or Guarantor (whether or not any suit has been instituted by or against Lender).

      This Note shall be binding upon Borrower and each endorser and Guarantor hereof and upon their respective heirs, successors, and representatives, and shall inure to the benefit of Lender and its successors, endorsees and assigns.

      The liabilities of the Borrower (and each co-maker, if any), and any endorser or Guarantor hereof, are joint and several. Each reference in this Note to the Borrower, any endorser and any Guarantor, is to such maker, co-maker (if any), endorser and Guarantor, individually, as well as collectively. No party obligated on account of this Note may seek contribution from any other party also obligated unless and until all obligations to Lender of the


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party from whom contribution is sought have been satisfied in full. Each reference to Lender herein is to the named payee hereto or any subsequent holder hereof, and their respective successors, endorsees and assigns.

      Borrower represents to Lender that the proceeds of this Note will not be used for personal, family or household purposes and that this loan is strictly a commercial transaction.

      BORROWER, AND EACH ENDORSER AND GUARANTOR HEREOF, HEREBY EXPRESSLY WAIVE ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE RELATING, DIRECTLY OR INDIRECTLY, TO THIS NOTE AND/OR THE OTHER LOAN DOCUMENTS (IF ANY) EXECUTED IN CONNECTION HEREWITH AND EACH ALSO SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS (AND THE FEDERAL COURTS SITUATED THEREIN) WITH RESPECT TO ALL CLAIMS CONCERNING THIS NOTE AND/OR ANY COLLATERAL SECURING THEIR RESPECTIVE LIABILITIES TO LENDER.

      This Note shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws, and shall take effect as a sealed instrument.

      Signed under seal as of the day and year first above written.

                                                SMITH & WESSON HOLDING
                                                CORPORATION

                                                BY:
                                                     ---------------------------
---------------------------------               Its duly authorized
Witness




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